Exhibit 21

SUBSIDIARIES OF HEXCEL CORPORATION

DOMESTIC:

1.
ACM Holdings LLC (Delaware)
2.
ARC Technologies LLC (Massachusetts)
3.
Hexcel Foundation (California)
4.
Hexcel LLC (Delaware)
5.
Hexcel Pottsville Corporation (Delaware)
6.
Hexcel Reinforcements Corp. (Delaware)

FOREIGN:

7.
Hexcel Asia Pacific Trading Limited (Hong Kong)
8.
Hexcel Austria GMBH (Austria)
9.
Hexcel Composites GmbH (Germany)
10.
Hexcel Composites India LLP (India)
11.
Hexcel Composites Limited (UK)
12.
Hexcel Composites Pension Trustees Limited (UK)
13.
Hexcel Composites SARLAU (Morocco)
14.
Hexcel Composites SASU (France)
15.
Hexcel Composites Sdn. Bhd. (Malaysia)
16.
Hexcel Composites (Shanghai) Commercial Information Consultancy Services Co. Ltd. (China)
17.
Hexcel Composites S.L.U. (Spain)
18.
Hexcel Composites S.R.L. (Belgium)
19.
Hexcel Composites S.r.1. (Italy)
20.
Hexcel Europe Limited (UK)
21.
Hexcel Fibers SASU (France)
22.
Hexcel Fibers S.L.U. (Spain)
23.
Hexcel Finance Holdings Luxembourg S.a.r.1. (Luxembourg)
24.
Hexcel Financing Luxembourg S.a.r.l. (Luxembourg)
25.
Hexcel Holdings Hong Kong Limited (Hong Kong)
26.
Hexcel Holdings Luxembourg S.a r.l. (Luxembourg)
27.
Hexcel Holding Spain, S.L.U. (Spain)
28.
Hexcel Holdings SASU (France)
29.
Hexcel Holdings (UK) Limited (UK)
30.
Hexcel Ireland Limited (Ireland)
31.
Hexcel Japan K. K. (Japan)
32.
Hexcel LLC Luxembourg SCS (Luxembourg)
33.
Hexcel Overseas (UK)
34.
Hexcel Reinforcements Holdings Luxembourg SARL (Luxembourg)
35.
Hexcel Reinforcements SASU (France)
36.
Hexcel Reinforcements UK Limited (UK)
37.
Hexcel Research Limited (UK)
38.
Hexcel (U.K.) Limited (UK)
39.
Societe de Technologies Appliquees aux Materiaux EURL (France)
40.
Structil S.A.S.U. (France)